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                                                                   EXHIBIT 10.10

                                                                [EXECUTION COPY]

                              EMPLOYMENT AGREEMENT

        This Employment Agreement (the "Agreement"), dated as of November 25, 2002 (the "Effective Date"), is made by and between Rexnord Corporation, a Delaware corporation, (together with any successor thereto, the "Company") and Thomas Jansen (the "Executive").

RECITALS

A. It is the desire of the Company to assure itself of the services of the Executive by engaging the Executive to perform services under the terms hereof.

B. The Executive desires to provide services to the Company on the terms herein provided.

AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below the parties hereto agree as follows:

1.      CERTAIN DEFINITIONS.

        (a) "Agreement" shall have the meaning set forth in the preamble hereto.

        (b)     "Annual Base Salary" shall have the meaning set forth in
                SECTION 3(a).

        (c)     "Board" shall mean the Board of Directors of the Company.

        (d) The Company shall have "Cause" to terminate the Executive's employment hereunder upon:

                (i) the Board's determination that the Executive failed to carry out, or comply with, in any material respect any lawful and reasonable directive of the Board consistent with the terms of this Agreement, which is not remedied within 30 days after receipt of written notice from the Company specifying such failure;

                (ii) the Executive's conviction, plea of no contest, plea of NOLO CONTENDERE, or imposition of unadjudicated probation for any felony;

                (iii) the Executive's unlawful use (including being under the influence) or possession of illegal drugs; or

                (iv) the Executive's commission of an act of fraud, embezzlement, misappropriation, willful misconduct, or breach of fiduciary duty against the Company.

        (e) "Company" shall have the meaning set forth in the preamble hereto.

        (f) "Compensation Committee" means the Compensation Committee of the Board.

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        (g)     "Date of Termination" shall mean (i) if the Executive's
                employment is terminated by his death, the date of his death;
                (ii) if the Executive's employment is terminated pursuant to SECTIONS 4(a)(ii) - (vi) either the date indicated in the Notice of Termination or the date specified by the Company pursuant to
                SECTION 4(b), whichever is earlier; (iii) if the Executive's employment is terminated pursuant to SECTION 4(a)(vii) or
                SECTION 4(a)(viii), the expiration of the then-applicable Term.

        (h) "Disability" shall mean, at any time the Company or any of its affiliates sponsors a long-term disability plan for the Company's employees "disability" as defined in such long-term disability plan for the purpose of determining a participant's eligibility for benefits, provided, however, if the long-term disability plan contains multiple definitions of disability, "Disability" shall refer that definition of disability which, if the Executive qualified for such disability benefits, would provide coverage for the longest period of time. The determination of whether the Executive has a Disability shall be made by the person or persons required to make disability determinations under the long-term disability plan. At any time the Company does not sponsor a long-term disability plan for its employees, Disability shall mean the Executive's inability to perform, with or without reasonable accommodation, the essential functions of his position hereunder for a total of three months during any six month period as a result of incapacity due to mental or physical illness as determined by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative, such agreement as to acceptability not to be unreasonably withheld or delayed. Any refusal by the Executive to submit to a medical examination for the purpose of determining Disability shall be deemed to constitute conclusive evidence of the Executive's Disability.

        (i) "Effective Date" shall have the meaning set forth in the preamble hereto.

        (j) "Executive" shall have the meaning set forth in the preamble hereto.

        (k) "Executive Bonus Plan" shall mean the bonus plan attached hereto as EXHIBIT A as in effect during the term of this Agreement.

        (l)     (i)     The Executive shall have "Good Reason" to resign his
                        employment upon the occurrence of any of the following:

                        (A) failure of the Company to continue the Executive in the position of Chief Financial Officer;

                        (B) a material diminution in the nature or scope of the Executive's responsibilities, duties or authority;

                        (C) failure of the Company to make any payment or provide any benefit under this Agreement;

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                        (D)     the relocation of the Executive's principal
                                place of business to a location that is in excess of 50 miles from the Executive's current place of business; or

                        (E)     the Company's material breach of this Agreement.

                (ii) The Executive may not resign his employment for Good Reason unless:

                        (A) the Executive provided the Company with at least 30 days prior written notice of his intent to resign for Good Reason; and

                        (B) the Company has not remedied the alleged violation(s) within the 30-day period.

        (m)     "Inventions" shall have the meaning set forth in SECTION 8.

        (n)     "Notice of Termination" shall have the meaning set forth in
                SECTION 4(b).

        (o) "Severance Period" shall have the meaning set forth in SECTION 5(c)(i).

        (p)     "Term" shall have the meaning set forth in SECTION 2(b).

2.      EMPLOYMENT.

        (a) The Company shall employ the Executive and the Executive shall enter the employ of the Company, for the period set forth in
                SECTION 2(b), in the position set forth in SECTION 2(c), and upon the other terms and conditions herein provided.

        (b) The initial term of employment under this Agreement (the "Initial Term") shall be for the period beginning on the Effective Date of this Agreement and ending on the third anniversary thereof, unless earlier terminated as provided in
                SECTION 4. The employment term hereunder shall automatically be extended for successive one-year periods ("Extension Terms" and, collectively with the Initial Term, the "Term") unless either party gives notice of non-extension to the other no later than 90 days prior to the expiration of the then-applicable Term. For purposes of this Agreement, a notice of non-extension given by the Company shall be treated as a termination of the Executive's employment without Cause.

        (c) POSITION AND DUTIES. During the term of this Agreement, the Executive shall serve as the Chief Financial Officer of Rexnord Corporation with such customary responsibilities, duties and authority as may from time to time be assigned to the Executive by the Board. The Executive shall report to the Chief Executive Officer of the Company. The Executive shall devote substantially all his working time and efforts to the business and affairs of the Company. The Executive agrees to observe and comply with the Company's rules and policies as adopted by the Company from time to time. During the Term, it shall not be a violation of this Agreement for the Executive to (i) serve on industry trade, civic or charitable boards or committees; (ii) deliver lectures or fulfill speaking engagements; or (iii)

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                manage personal investments, as long as such activities do not interfere with the performance of the Executive's duties and responsibilities as an employee of the Company. During his employment and during the Severance Period, the Executive agrees not to disparage in any material respect the Company, any of its products or practices, or any of its directors, officers, agents, representatives, stockholders or affiliates, either orally or in writing. The Company agrees that during the Executive's employment and during the Severance Period, none of the members of the Board of the Company or the Officers of the Company will disparage the Executive in any material respect, either directly or in writing to third parties.

3.      COMPENSATION AND RELATED MATTERS.

        (a) ANNUAL BASE SALARY. During the Term, the Executive shall receive a base salary at a rate of $300,000 per annum, which shall be paid in accordance with the customary payroll practices of the Company, subject to increase as determined by the Compensation Committee (the "Annual Base Salary"). The Executive's Annual Base Salary shall be reviewed by the Compensation Committee annually, beginning for the fiscal year that commences on April 1, 2004.

        (b) ANNUAL BONUS. Effective as of the 2004 fiscal year and continuing during the term of this Agreement, the Executive shall be eligible to receive a bonus as set forth in the Executive Bonus Plan if the Executive satisfies the performance targets and other criteria set forth in the Executive Bonus Plan.

        (c) EQUITY/MEMBERSHIP ARRANGEMENT. During the Term, the Executive shall be entitled to participate in the Stock Option Plan of RBS Global, Inc. and on the Effective Date shall be granted options, as of the Effective Date, to purchase 39,076 shares of RBS Global, Inc. common stock at an exercise price of $100 per share. The grant of stock options shall be governed by the terms of the stock option plan and stock option agreement (attached hereto as EXHIBIT B and EXHIBIT C, respectively).

        (d) INVESTMENT. On the Effective Date, the Executive shall personally invest $100,000 in shares of RBS Global, Inc. common stock.

        (e) BENEFITS. The Executive shall be entitled to participate in employee benefit plans, programs and arrangements of the Company now (or, to the extent determined by the Board, hereafter) in effect which are applicable to the senior officers of the Company as set forth in EXHIBIT D attached hereto.

        (f) VACATION. During the Term, the Executive shall be entitled to vacation each calendar year in accordance with the Company's policy. Any vacation shall be taken at the reasonable and mutual convenience of the Company and the Executive.

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        (g)     EXPENSES. The Company shall reimburse the Executive for all reasonable travel and other business expenses incurred by him in the performance of his duties to the Company in accordance with the Company's expense reimbursement policy.

        (h) KEY PERSON INSURANCE. At any time during the Term, the Company shall have the right to insure the life of the Executive for the Company's sole benefit. The Company shall have the right to determine the amount of insurance and the type of policy. The Executive shall cooperate with the Company in obtaining such insurance by submitting to physical examinations, by supplying all information reasonably required by any insurance carrier, and by executing all necessary documents reasonably required by any insurance carrier. The Executive shall incur no financial obligation by executing any required document, and shall have no interest in any such policy.

4.      TERMINATION.

        The Executive's employment hereunder may be terminated by the Company or the Executive, as applicable, without any breach of this Agreement only under the following circumstances:

        (a)     CIRCUMSTANCES.

                (i) DEATH. The Executive's employment hereunder shall terminate upon his death.

                (ii) DISABILITY. If the Executive has incurred a Disability, the Company may give the Executive written notice of its intention to terminate the Executive's employment. In that event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive, provided that within the 30 days after such receipt, the Executive shall not have returned to full-time performance of his duties.

                (iii) TERMINATION FOR CAUSE. The Company may terminate the Executive's employment for Cause.

                (iv) TERMINATION WITHOUT CAUSE. The Company may terminate the Executive's employment without Cause.

                (v) RESIGNATION FOR GOOD REASON. The Executive may resign his employment for Good Reason.

                (vi) RESIGNATION WITHOUT GOOD REASON. The Executive may resign his employment without Good Reason.

                (vii) NON-EXTENSION OF TERM BY THE COMPANY. The Company may give notice of non-extension to the Executive pursuant to SECTION 2(b).

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                (viii)  NON-EXTENSION OF TERM BY THE EXECUTIVE. The Executive may give notice of non-extension to the Company pursuant to SECTION 2(b).

        (b) NOTICE OF TERMINATION. Any termination of the Executive's employment by the Company or by the Executive under this SECTION 4 (other than termination pursuant to paragraph (a)(i)) shall be communicated by a written notice to the other party hereto indicating the specific termination provision in this Agreement relied upon, setting forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and specifying a Date of Termination which, if submitted by the Executive, shall be at least 30 days following the date of such notice (a "Notice of Termination") provided, however, that the Company may, in its sole discretion, accelerate the Date of Termination to any date following the Company's receipt of the Notice of Termination. A Notice of Termination submitted by the Company may provide for a Date of Termination on the date the Executive receives the Notice of Termination, or any date thereafter elected by the Company in its sole discretion. The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Cause or Good Reason shall not waive any right of the Executive or the Company hereunder or preclude the Executive or the Company from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

        (c) COMPANY OBLIGATIONS UPON TERMINATION. Upon termination of the Executive's employment, the Executive (or the Executive's estate) shall be entitled to receive the sum of the Executive's Annual Base Salary through the Date of Termination not theretofore paid, any expenses owed to the Executive under
                SECTION 3(g), any accrued vacation pay owed to the Executive pursuant to SECTION 3(f), and any amount arising from the Executive's participation in, or benefits under any employee benefit plans, programs or arrangements under SECTION 3(e), which amounts shall be payable in accordance with the terms and conditions of such employee benefit plans, programs or arrangements.

5.      SEVERANCE PAYMENTS.

        (a) TERMINATION UPON DEATH. If the Executive's employment shall terminate as a result of the Executive's death pursuant to
                SECTION 4(a)(i), the Company shall pay to the Executive's estate a prorated amount of the Executive's Annual Bonus based on the Company's year-to-date performance through the Date of Termination in relation to the performance targets and other criteria set forth in the Executive Bonus Plan (such amount to be determined in good faith by the Compensation Committee).

        (b) TERMINATION UPON DISABILITY. If the Executive's employment shall terminate as a result of the Executive's Disability pursuant to
                SECTION 4(a)(ii), the Company shall pay to the Executive:

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                (i)     in accordance with the Company's regular payroll
                        practice following the Date of Termination, an amount equal to the Annual Base Salary that the Executive would have been entitled to receive if the Executive had continued his employment for a period of 12 months following the Date of Termination; and

                (ii) a prorated amount of the Executive's Annual Bonus based on the Company's year-end performance in relation to the performance targets and other criteria set forth in the Executive Bonus Plan, which such amount will be paid at the end of the bonus period when the year-end performance of the Company has been determined and bonuses are paid to other executives (such amount to be determined in good faith by the Compensation Committee).

        (c) TERMINATION WITHOUT CAUSE OR RESIGNATION FOR GOOD REASON. If the Executive's employment shall terminate without Cause pursuant to
                SECTION 4(a)(iv) or for Good Reason pursuant to SECTION 4(a)(v), the Company shall:

                (i) pay to the Executive, in accordance with the Company's regular payroll practice following the Date of Termination, an amount equal to the Annual Base Salary that the Executive would have been entitled to receive if the Executive had continued his employment hereunder for a period of 12 months following the Date of Termination (the "Severance Period"); and

                (ii) subject to SECTION 5(e), continue to provide, during the Severance Period, coverage for the Executive and any dependents under all Company group health benefit plans (including health, dental and vision coverage) in which the Executive and any dependents were entitled to participate immediately prior to the Date of Termination, to the extent permitted thereunder;

                PROVIDED THAT, in the event of a non-extension of Term by the Company, the time periods set forth in SECTIONS 5(c)(i) and 5(c)(ii) shall begin to run on the Date of Termination.

        (d) SURVIVAL. The expiration or termination of the Term shall not impair the rights or obligations of any party hereto, which shall have accrued prior to such expiration or termination.

        (e) MITIGATION OF DAMAGES. In the event of any termination of the Executive's employment by the Company other than for retirement, the Executive shall be required to seek other employment to mitigate damages, and any employee benefits received by the Executive from other full-time employment or self-employment shall be offset against any obligation of the Company to provide benefits to the Executive pursuant to this SECTION 5.

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6.      COMPETITION.

        (a) The Executive shall not, at (x) any time during the Term of this Agreement, if this Agreement terminates pursuant to SECTION 4(a)(i) or SECTION 4(a)(ii); (y) any time during the Term of this Agreement or during the Severance Period plus six months, whichever is longer, if this Agreement terminates pursuant to
                SECTION 4(a)(iv) or SECTION 4(a)(v); or (z) any time during the Term of this Agreement or during the Term of this Agreement plus 18 months, whichever is longer, if this Agreement terminates pursuant to SECTION 4(a)(iii) or SECTION 4(a)(vi); directly or indirectly engage in, have any equity interest in, or manage or operate any person, firm, corporation, partnership or business (whether as director, officer, employee, agent, representative, partner, security holder, consultant or otherwise) that engages in any business which competes with any business of the Company or any entity owned by the Company anywhere in the world PROVIDED, HOWEVER, that the Executive shall be permitted to acquire a passive stock or equity interest in such a business provided the stock or other equity interest acquired is not more than five percent (5%) of the outstanding interest in such business.

        (b) During the Term of this Agreement if this Agreement terminates pursuant to SECTION 4(a)(i) OR SECTION 4(a)(ii); or during the Term of this Agreement or during the Term of this Agreement plus 18 months, whichever is longer, if this Agreement terminates pursuant to SECTION 4(a)(iii) through SECTION 4(a)(viii); the Executive will not, and will not permit any of his affiliates to, directly or indirectly, recruit or otherwise solicit or induce any employee, customer, subscriber or supplier of the Company to terminate its employment or arrangement with the Company, otherwise change its relationship with the Company, or establish any relationship with the Executive or any of his affiliates for any business purpose deemed competitive with the business of the Company.

        (c) In the event the terms of this SECTION 6 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it will be interpreted to extend only over the maximum period of time for which it may be enforceable, over the maximum geographical area as to which it may be enforceable, or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

7.      NONDISCLOSURE OF PROPRIETARY INFORMATION.

        (a) Except as required in the faithful performance of the Executive's duties hereunder or pursuant to SECTION 7(c), the Executive shall, in perpetuity, maintain in confidence and shall not directly, indirectly or otherwise, use, disseminate, disclose or publish, or use for his benefit or the benefit of any person, firm, corporation or other entity any confidential or proprietary information or trade secrets of or relating to the Company, including, without limitation, information with respect to the Company's operations, processes, products, inventions,

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                business practices, finances, principals, vendors, suppliers, customers, potential customers, marketing methods, costs, prices, contractual relationships, regulatory status, compensation paid to employees or other terms of employment, or deliver to any person, firm, corporation or other entity any document, record, notebook, computer program or similar repository of or containing any such confidential or proprietary information or trade secrets. The parties hereby stipulate and agree that as between them the foregoing matters are important, material and confidential proprietary information and trade secrets and affect the successful conduct of the businesses of the Company (and any successor or assignee of the Company).

        (b) Upon termination of the Executive's employment with the Company for any reason, the Executive will promptly deliver to the Company all correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, or any other documents concerning the Company's customers, business plans, marketing strategies, products or processes.

        (c) The Executive may respond to a lawful and valid subpoena or other legal process but shall give the Company the earliest possible notice thereof, shall, as much in advance of the return date as possible, make available to the Company and its counsel the documents and other information sought and shall assist such counsel in resisting or otherwise responding to such process.

8.      INVENTIONS.

        All rights to discoveries, inventions, improvements and innovations (including all data and records pertaining thereto) related to the Company's business, whether or not patentable, copyrightable, registrable as a trademark, or reduced to writing, that the Executive may discover, invent or originate during the Term, and for a period of 12 months thereafter, either alone or with others and whether or not during working hours or by the use of the facilities of the Company ("Inventions"), shall be the exclusive property of the Company. The Executive shall promptly disclose all Inventions to the Company, shall execute at the request of the Company any assignments or other documents the Company may deem necessary to protect or perfect its rights therein, and shall assist the Company, at the Company's expense, in obtaining, defending and enforcing the Company's rights therein. The Executive hereby appoints the Company as his attorney-in-fact to execute on his behalf any assignments or other documents deemed necessary by the Company to protect or perfect its rights to any Inventions.

9.      INJUNCTIVE RELIEF.

        It is recognized and acknowledged by the Executive that a breach of the covenants contained in SECTIONS 6, 7 and 8 will cause irreparable damage to Company and its goodwill, the exact amount of which will be difficult or impossible to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, the Executive agrees that in the event of a breach of any of the covenants contained in SECTIONS 6, 7 and 8, in addition to any other remedy which may be available at law or in equity, the Company will be entitled to specific performance and injunctive relief.

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10.     ASSIGNMENT AND SUCCESSORS.

        The Company may assign its rights and obligations under this Agreement to any entity, including any successor to all or substantially all the assets of the Company, by merger or otherwise, and may assign or encumber this Agreement and its rights hereunder as security for indebtedness of the Company and its affiliates. The Executive may not assign his rights or obligations under this Agreement to any individual or entity. This Agreement shall be binding upon and inure to the benefit of the Company, the Executive and their respective successors, assigns, personnel and legal representatives, executors, administrators, heirs, distributees, devisees, and legatees, as applicable.

11.     GOVERNING LAW.

        This Agreement shall be governed, construed, interpreted and enforced in accordance with the substantive laws of the state of Delaware, without reference to the principles of conflicts of law of Delaware or any other jurisdiction, and where applicable, the laws of the United States.

12.     VALIDITY.

         The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

13.     NOTICES.

        Any notice, request, claim, demand, document and other communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by telex, telecopy, or certified or registered mail, postage prepaid, as follows:

        (a)     If to the Company:

                Rexnord Corporation
                ___________________
                ___________________
                ___________________
                Fax.:
                Attn:


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                with a copy to:

                TC Group, L.L.C.
                1001 Pennsylvania Avenue, N.W.
                Suite 220 South
                Washington, D.C.  20004
                Fax:
                Attn:

                and a copy to:

                Latham & Watkins
                555 Eleventh Street, N.W.
                10th Floor
                Fax:  (202) 637-2201
                Attn:  Daniel T. Lennon

        (b)     If to the Executive:

                Thomas Jansen
                ___________________
                ___________________


        or at any other address as any party shall have specified by notice in writing to the other party.

14.     COUNTERPARTS.

        This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

15.     ENTIRE AGREEMENT.

        The terms of this Agreement and the other agreements and instruments contemplated hereby or referred to herein (collectively the "Related Agreements") are intended by the parties to be the final expression of their agreement with respect to the employment of the Executive by the Company and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement and the Related Agreements shall constitute the complete and exclusive statement of their terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding to vary the terms of this Agreement and the Related Agreements.

16.     SOLE EMPLOYMENT AGREEMENT.

        The Executive acknowledges and agrees that he has taken all actions required under the terms of any prior employment agreement with Rexnord Corporation, Invensys, plc or any of their respective subsidiaries, affiliates or predecessors in order to terminate that employment and

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that, to the best of his knowledge, the provisions contained in that employment agreement do not bind the Company.

17.     AMENDMENTS; WAIVERS.

        This Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by the Executive and a duly authorized officer of Company. By an instrument in writing similarly executed, the Executive or a duly authorized officer of the Company may waive compliance by the other party or parties with any provision of this Agreement that such other party was or is obligated to comply with or perform, provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy, or power hereunder preclude any other or further exercise of any other right, remedy, or power provided herein or by law or in equity.

18.     NO INCONSISTENT ACTIONS.

        The parties hereto shall not voluntarily undertake or fail to undertake any action or course of action inconsistent with the provisions or essential intent of this Agreement. Furthermore, it is the intent of the parties hereto to act in a fair and reasonable manner with respect to the interpretation and application of the provisions of this Agreement.

19.     CONSTRUCTION.

        This Agreement shall be deemed drafted equally by both the parties. Its language shall be construed as a whole and according to its fair meaning. Any presumption or principle that the language is to be construed against any party shall not apply. The headings in this Agreement are only for convenience and are not intended to affect construction or interpretation. Any references to paragraphs, subparagraphs, sections or subsections are to those parts of this Agreement, unless the context clearly indicates to the contrary. Also, unless the context clearly indicates to the contrary, (a) the plural includes the singular and the singular includes the plural; (b) "and" and "or" are each used both conjunctively and disjunctively; (c) "any," "all," "each," or "every" means "any and all," and "each and every"; (d) "includes" and "including" are each "without limitation"; (e) "herein," "hereof," "hereunder" and other similar compounds of the word "here" refer to the entire Agreement and not to any particular paragraph, subparagraph, section or subsection; and (f) all pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the entities or persons referred to may require.

20.     ARBITRATION.

        Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before an arbitrator in Wisconsin in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitration award in any court having jurisdiction, provided, however, that the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of the provisions of SECTIONS 6, 7 or 8 of the

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Agreement and the Executive hereby consents that such restraining order or injunction may be granted without requiring the Company to post a bond. Only individuals who are (i) lawyers engaged fulltime in the practice of law; and
(ii) on the AAA register of arbitrators shall be selected as an arbitrator. Within 20 days of the conclusion of the arbitration hearing, the arbitrator shall prepare written findings of fact and conclusions of law. It is mutually agreed that the written decision of the arbitrator shall be valid, binding, final and non-appealable, provided however, that the parties hereto agree that the arbitrator shall not be empowered to award punitive damages against any party to such arbitration. The arbitrator fees and expenses will be borne equally by each party. In the event that an action is brought to enforce the provisions of this Agreement pursuant to this SECTION 20, each party shall pay its own attorney's fees and expenses regardless of whether in the opinion of the court or arbitrator deciding such action there is a prevailing party.

21.     ENFORCEMENT.

        If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a portion of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

22.     WITHHOLDING.

        The Company shall be entitled to withhold from any amounts payable under this Agreement any federal, state, local or foreign withholding or other taxes or charges which the Company is required to withhold. The Company shall be entitled to rely on an opinion of counsel if any questions as to the amount or requirement of withholding shall arise.

23.     EMPLOYEE ACKNOWLEDGEMENT.

        The Executive acknowledges that he has read and understands this Agreement, is fully aware of its legal effect, has not acted in reliance upon any representations or promises made by the Company other than those contained in writing herein, and has entered into this Agreement freely based on his own judgment.

                            [SIGNATURE PAGES FOLLOW]

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

        IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

                                            COMPANY

                                            By:            /s/ Praveen Jeyarajah
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                            EXECUTIVE

                                            By:               /s/
                                                  ------------------------------
                                                  Name:    Thomas Jansen
                                                  Address:

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